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                                                                    Exhibit 23.2




     Independent Auditors' Consent



     Augat Inc.


     We consent to the incorporation by reference in this Registration Statement of Augat Inc. on Form S-8 of the report of Deloitte & Touche dated January 27, 1994 appearing in the Annual Report on Form 10-K of Augat Inc. for the year ended December 31, 1993.




     Deloitte & Touche LLP
     Boston, Massachusetts
     October 18, 1994